United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2011

OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[_]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

On October 13, 2011, OXiGENE, Inc. (the “Company”) notified Kingsbridge Capital Limited (“Kingsbridge”) of the termination of its Committed Equity Financing Facility (“CEFF”) with Kingsbridge, pursuant to which Kingsbridge had committed to purchase, subject to certain conditions, up to $40 million of the Company’s common stock.  Effective as of October 14, 2011, the CEFF was terminated by the Company pursuant to Section 8.2(c) of the common stock purchase agreement (the “Common Stock Purchase Agreement”) with Kingsbridge, dated as of February 19, 2008, as amended.

In connection with the CEFF, on February 19, 2008, OXiGENE also issued a warrant (the “Warrant”) to Kingsbridge to purchase up to 12,500 shares of OXiGENE common stock.  The Warrant remains exercisable until August 19, 2013, subject to certain conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: October 14, 2011	/s/ Peter J. Langecker
By: Peter J. Langecker, M.D., Ph.D.
Its: Chief Executive Officer